Exhibit 77C

Alleghany/Montag & Caldwell Growth Fund

Alleghany/Chicago Trust Growth & Income Fund

Alleghany/TAMRO Large Cap Value Fund

Alleghany/Chicago Trust Talon Fund

Alleghany/Veredus Aggressive Growth Fund

Alleghany/Chicago Trust Small Cap Value Fund

Alleghany/TAMRO Small Cap Fund

Alleghany/Veredus SciTech Fund

Alleghany/Blairlogie International Developed Fund

Alleghany/Blairlogie Emerging Markets Fund

Alleghany/Montag & Caldwell Balanced Fund

Alleghany/Chicago Trust Balanced Fund

Alleghany/Chicago Trust Bond Fund

Alleghany/Chicago Trust Municipal Bond Fund

Alleghany/Chicago Trust Money Market Fund

(collectively, the "Funds")

of

Alleghany Funds

(the "Trust")

Special Meeting of Shareholders

January 17, 2001

PROPOSAL 1

The Special Meeting of Shareholders was held for the purpose of approving or disapproving investment advisory agreements between the Trust and each Fund as a result of the acquisition of Alleghany Asset Management, Inc. by ABN AMRO Bank N.V.
	VOTED FOR	VOTED AGAINST	ABSTAINED

Alleghany/Chicago Trust Balanced Fund	13,268,222.91	9,380.30	16,223.93
Alleghany/Chicago Trust Bond Fund	9,746,558.35	17,309.56	18,656.56
Alleghany/Chicago Trust Growth & Income Fund	10,785,144.60	26,625.05	36,701.08
Alleghany/Chicago Trust Money Market Fund	375,654,388.06	126,990.52	298,934.63
Alleghany/Chicago Trust Municipal Bond Fund	1,527,104.08	59.36	0.00
Alleghany/Chicago Trust Small Cap Value Fund	3,529,441.27	2,076.01	104.39
Alleghany/Chicago Trust Talon Fund	794,166.62	8,310.09	2,940.07
Alleghany/Montag & Caldwell Balanced Fund	9,078,130.24	6,372.37	27,865.45
Alleghany/Montag & Caldwell Growth Fund	42,767,112.83	115,428.33	235,973.99
Alleghany/Blairlogie Emerging Markets Fund	952,329.59	0.00	9,632.00
Alleghany/Blairlogie International Developed Fund	2,529,716.27	2,052.63	6,451.70
Alleghany/Veredus Aggressive Growth Fund	5,130,670.56	25,634.26	76,878.85
Alleghany/Veredus SciTech Fund	251,154.03	272.32	299.91
Alleghany/TAMRO Large Cap Value Fund	195,412.84	0.00	0.00
Alleghany/TAMRO Small Cap Fund	97,267.96	0.00	0.00

PROPOSAL 2

The Special Meeting of Shareholders was also held for the purpose of approving or disapproving sub-investment advisory agreements between the appropriate Sub-Adviser and each of the following Funds as a result of the acquisition of Alleghany Asset Management, Inc. by ABN AMRO Bank N.V.
	VOTED FOR	VOTED AGAINST	ABSTAINED

Alleghany/Chicago Trust Balanced Fund	13,266,827.32	9,380.30	17,619.52
Alleghany/Chicago Trust Bond Fund	9,746,288.22	18,031.56	18,204.70
Alleghany/Chicago Trust Growth & Income Fund	10,778,937.76	29,695.19	39,837.77
Alleghany/Chicago Trust Money Market Fund	375,467,538.58	313,840.00	298,934.63
Alleghany/Chicago Trust Municipal Bond Fund	1,527,104.08	59.36	0.00
Alleghany/Chicago Trust Small Cap Value Fund	3,529,545.66	2,076.01	0.00
Alleghany/Chicago Trust Talon Fund	794,166.62	8,310.09	2,940.07